KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-269602) on Form S-8 of our report dated March 31, 2023, with respect to the consolidated financial statements of NexPoint Diversified Real Estate Trust.
/s/ KPMG LLP
Dallas, Texas
March 31, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.